MATRIA HEALTHCARE, INC. SUBSIDIARIES
                                 March 15, 2001

                                                         Jurisdiction of
                  Name                                    Incorporation

*Clinical-Management Systems, Inc.                       Georgia
*Diabetes Management Services, Inc.                      South Carolina
Diabetes Acquisition, Inc.                               Georgia
         Gainor Medical Acquisition Company              Georgia
         Diabetes Management Solutions, Inc.             Delaware
         Diabetes Self Care, Inc.                        Virginia
         Facet Technologies, L.L.C.                      Georgia
         Gainor Medical Europe Limited                   United Kingdom
         Gainor Medical International, L.L.C.            Georgia
         Matria Holding GmbH                             Germany (LLC)
         Hans M.W. Spreth GmbH                           Germany (LLC)
         eu- Medical GmbH                                Germany (LLC)
         MedProgress GmbH                                Germany (LLC)
         Dia Real Diabetesservice Kommanditgesellschaft  Germany (LLC)
         *Gainor Medical Direct, L.L.C.                  Georgia
**Matria Canada, Inc.                                    New Brunswick
Matria of New York, Inc.                                 New York
Matria Healthcare Puerto Rico, Inc.                      Puerto Rico
*National Reproductive Medical Centers, Inc.             Delaware
         *Infertility Management Services, Inc.          Delaware
         *PFCC Liquidation Corp.                         California
         *PFPC Liquidation Corp.                         California
         *PFMG Liquidation Corp.                         California
*Perinatal Services Nederland B.V.                       Nederlands
*Q Liquidation Corp.                                     Delaware
*Shared Care, Inc.                                       Georgia

*Inactive
**In process of withdrawal

Note: The above subsidiaries (except for Perinatal Services Nederland B.V. and Matria Healthcare Puerto Rico, Inc., both in which Matria owns a 51% interest) are directly or indirectly 100% owned by Matria Healthcare, Inc.